EXHIBIT 10.11

                             GAS PURCHASE AGREEMENT

         This Agreement, made and entered into as of October 1, 1999, by and between Ozark Gas Gathering, L.L.C. ("OGG") and Energas Corp. ("Producer").

         WHEREAS, Producer currently owns or represents a working interest in certain well(s) that it desires to connect to OGG's various gathering system(s) located in the State of Oklahoma; and

         WHEREAS, OGG agrees to install certain facilities to effect receipt and purchase of natural gas production owned or marketed by Producer from certain well(s), described on Exhibit "A" attached hereto and made a part hereof, subject to the following terms and conditions.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, OGG and Producer hereby agree as follows:

1. FACILITIES. OGG will, at its sole cost and expense, acquire, construct, own, operate and maintain all taps, rights-of-way, measurement, compression and dehydration equipment and related facilities ("Facilities") deemed necessary, in the sole discretion of OGG, to install receipt points ("Receipt Point(s)") to effect receipt of natural gas production from the well(s) into the OGG gathering system.

2. PRESSURE. OGG shall endeavor to provide and maintain, or cause to be provided and maintained, a monthly average line pressure ("MALP") at each Receipt Point not to exceed the contract maximum pressure ("CMP") as specified on the attached Exhibit "A". The MALP for each Receipt Point shall be derived solely from the data provided by OGG and approved by Energas. If the MALP exceeds the CMP at a particular Receipt Point for a period of thirty (30) consecutive days, Producer may notify OGG in writing within (30) days of the occurrence (Producer's Notification). OGG shall have thirty (30) days after receipt of Producer's Notification to respond to Producer with OGG's plan to reduce the MALP at the Receipt Point(s) to a pressure less than or equal to the CMP and the proposed completion date of such plan (OGG Response Period). If OGG has not reduced the MALP at the Receipt Point to a pressure less than or equal to the CMP within a period of sixty
         (60) days after OGG's receipt of Producer's Notification, Producer shall have the option to either (1) request and receive a release of the affected well(s) from this Agreement, effective the first day of the month following the expiration of the OGG Response Period or (2) continue to deliver gas to OGG pursuant to the terms and conditions of this Agreement less a six cent (6 cent) reduction in the Service Fee as stated on Exhibit "A" effective the first day of the month following the expiration of the OGG Response Period. The initial Service Fee as stated on Exhibit "A'" will be re-established effective the first day of the month following the period when OGG has maintained the MALP at a pressure less than or equal to the CMP.

3. PRIMARY TERM. The Primary Term of this Agreement shall commence on October 1, 1999 under the terms of this Agreement, and shall continue in effect for a period of six (6) months, until March 31, 2000. Thereafter, this Agreement shall remain in effect on a month-to-month basis until terminated by either party effective the first day of the month following thirty (30) days written notice prior to the end of the Primary Term or any annual extension thereto.

4. COMMITMENT. Producer covenants and agrees that all natural gas produced from well(s) and/or dedicated acreage described on Exhibit "A" in which Producer currently holds, represents, or markets shall at all times throughout the Primary Term, or any extension thereof, be dedicated exclusively to OGG under the terms of this Agreement. Producer, at its sole discretion, shall have the right to dedicate additional wells or acreage to this Agreement. The type of dedication is specified on Exhibit "A". Furthermore, Producer commits to deliver 90,000 MMBtu in natural gas to OGG from the well(s) described on Exhibit "A" during the Primary Term of this Agreement as referenced above in Paragraph 1 to compensate OGG for the cost of the metering facilities installed to connect the well(s). At the end of the Primary Term, if the total volume of natural gas delivered to OGG at the well(s) described on Exhibit "A" is less than 90,000 MMBtu, Producer agrees to pay OGG a fee of $0.18 per MMBtu multiplied times the deficit volume. Such payment shall be made within (15) days of receipt of OGG's invoice. The deficit volume shall be calculated by deducting the volume delivered to OGG from the well(s) described on Exhibit "A" during the Primary Term from 90,000 MMBtu. It is understood that all volumes measured at the well(s) described on Exhibit "A" shall be credited toward the volume commitment.

5. PRICE. OGG shall pay to Producer on a monthly basis, as full compensation for the natural gas and all of its components delivered to OGG, an amount equal to the Index Price published in the first "Inside F.E.R.C. Gas Market Report" issue of each month for Reliant Energy
         Gas Transmission Co. (East Zone) multiplied by the MMBtu's delivered by Producer at the Receipt Point. Payment shall be made on or before the last day of the month following the production month. The price payable hereunder shall be inclusive of all production, severance, excise and similar taxes imposed or levied by the state or any other governmental agency on the gas produced, sold or delivered hereunder. Producer shall pay all royalty and taxes with respect to the gas delivered hereunder. In the event OGG is required to remit taxes on behalf of Producer, the amount paid shall be deducted from the payment due Producer.

6. FEES AND FUEL. For applicable services, OGG shall deduct eighteen cents (18 cents) per MMBtu from the amount due Producer pursuant to Paragraph 5. In addition, OGG shall deduct for fuel four percent (4%) of the Price as described in Paragraph 5, multiplied by the volume in MMBtu for gas delivered by Producer at the Receipt Point.

7. TRANSPORTER'S RESERVATIONS. All gas received by OGG pursuant to this Agreement shall comply with the terms and provisions contained in the Ozark Gas Transmission, L.L.C. FERC Gas Tariff ("Tariff"), as may be amended from time to time, which is incorporated herein by reference. In the event of a conflict between any provision of this Agreement and the Tariff, this Agreement shall control.

8. QUALITY SPECIFICATIONS. OGG hereby expressly agrees to waive the quality specification requirement for water vapor content as stated in the Tariff. Furthermore, all gas purchased hereunder will be on a saturated basis. With regard to the other quality specifications contained in the Tariff, if any tests reveal that any gas does not conform to said specifications, then Producer shall have the right to promptly bring the gas into conformance. If Producer does not elect to treat said non-conforming gas to effect conformance, OGG hereby reserves the right to either (i) treat said gas, or cause it to be treated, to effect conformance and/or take such action as OGG, in its sole judgment, deems necessary to reduce or eliminate the effects that may result from receiving non-conforming gas into the Facilities and charge actual costs as determined by OGG, or (ii) continue to accept said gas without treating, or (iii) refuse to accept gas not conforming to the quality specifications. However, acceptance of non-conforming gas shall not constitute any continuing waiver of OGG's rights to accept or reject all or part of any gas under this Agreement not conforming to the quality specifications. If OGG elects to treat the gas as provided in Section (i) of this paragraph, OGG shall provide Energas with a statement, in writing, estimating the cost to reduce or eliminate the effects of the non-conforming gas. Energas shall have ten
         (10) days from receipt of OGG's statement to notify OGG in writing of it's election. If Energas rejects OGG's offer to treat the non-conforming gas as provided in Section (i), the non-conforming gas shall then be released from this Agreement within ten (10) days of OGG's receipt of Energas' written rejection.

9. MODIFICATIONS. With the exception of the modifications contemplated under the paragraphs with descriptive headings of "Transporter's Reservations" and "Additional Wells" herein, modifications to this Agreement will only be allowed through express written agreement executed by authorized officers or representatives of both OGG and Producer.

10. WARRANTY/INDEMNIFICATION. Each party hereby warrants to the other that at the time of receipt or delivery of gas hereunder, it will have the right to receive or deliver, as the case may be, such gas, and that such gas shall be free and clear of all liens and adverse claims; and each party agrees, with respect to the gas received or delivered by it, to indemnify the other party against all suits, actions, debts, accounts, damages, costs (including attorney fees), losses and expenses arising from or out of any adverse claim of any and all persons to or against said gas while that party has responsibility for the gas.

11. FORCE MAJEURE. If either party is rendered unable, wholly or in part, by force majeure or any other cause of any kind not reasonably within its control, other than financial, to perform or comply with any obligation or condition of this Agreement, upon giving written notice and reasonably full particulars to the other party as soon as reasonably possible, such obligation or condition shall be suspended during the continuance of the inability so caused and such party shall be relieved of liability and shall suffer no prejudice for failure to perform the same during such period; provided, obligations to make payment then due for gas transported hereunder shall not be suspended and the cause for suspension (other than labor disputes, strikes or lockouts) shall be remedied so far as possible with reasonable dispatch. Settlement of strikes, lockouts and labor disputes shall be wholly within the discretion of the party having the difficulty. The term "force majeure" shall include, without limitation by the following enumeration, acts of God and the public enemy, the elements, fire, accidents, breakouts, strikes and any other industrial, civil or public disturbance, inability to obtain or delay in obtaining rights-of-way, material, supplies, permits or labor, any act or omission by parties not subject to control by the party having difficulty, and any laws, orders, rules, regulations, acts or restraints of any government or governmental body or authority, civil or military.

12. AUDIT RIGHTS. Either party hereto shall have the right at any and all reasonable times to examine the books and records of the other party to the extent necessary to verify the accuracy of any statement, charge, computation or demand made under or pursuant to this Agreement. All books and records shall be kept for two (2) years from the date of production In addition, any claim by either party of error as to the quantity, price, fees or deductions pursuant to this Agreement shall be waived unless written notice of such claim is given to the other party within two years (2) following the production month.

13. TRANSFER OF TITLE. Title to the gas shall transfer to OGG at the Receipt Point(s). As between the parties hereto, Producer shall be in control and in possession of the gas prior to such gas being received hereunder by OGG at the Receipt Point(s) and responsible for any damages, losses or injuries caused thereby, and upon OGG's physical receipt of such gas at the Receipt Point(s), OGG shall thereafter be deemed to be in exclusive control and possession of such gas, and responsible for any injuries or damages caused thereby; provided, however, neither party shall be indemnified for its own omissions or negligent acts.

14. DESCRIPTIVE HEADINGS. The descriptive headings of the provisions of this Agreement are formulated and used for convenience only and shall not be deemed to affect the meaning or construction of any such provision.

15. EXECUTION AND ASSIGNMENT. This Agreement shall not become a binding contract between the parties unless and until it has been executed by duly authorized officers or representatives of both Producer and OGG. Upon full execution, this Agreement shall be binding upon the parties hereto and their representatives, heirs, successors and assigns. All references to the parties herein shall include any designee or agent of the respective parties. This Agreement may be assigned by either party hereto upon written notice to the other party, but no assignment shall relieve either party of its obligations hereunder unless such party is expressly released in writing from said obligations by the party to which it is obligated. Such notice by the assigning party shall include furnishing the other party with a copy of the fully executed instrument(s) effecting such assignment, and any change in ownership shall not become effective or binding until it receives said document(s).

16. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Oklahoma.

17. NOTICES. Written notification, as provided for in this Agreement, shall be deemed given when physically delivered to the other party in person, when transmitted to the other party by confirmed facsimile or electronic transmission, or when deposited in the U.S. Mail or with a delivery service, postage prepaid, as follows:

         PRODUCER                           OGG
           Energas Corp.                      Ozark Gas Gathering, L.L.C.
           6601 Broadway Ext. Suite 300       P.O. Box 24300
           Oklahoma City, OK 73116-8214       Oklahoma City, OK 73124-0300

           Attn: Mr. Jerry Parry              Attn:  Contract Administration

           Tel:  (405) 879-1752               Tel:   (405) 525-7788
           Fax:  (405) 879-0175               Fax:   (405)  557-6886

IN WITNESS WHEREOF, the undersigned authorized officers or representatives of OGG and Producer have executed this Agreement by signature below.

                                       ENERGAS CORP.

                                           By:      /s/ Jerry Parry
                                                    ----------------------------

                                           Name:    JERRY PARRY
                                                    ----------------------------

                                           Title:   Land Manager
                                                    ----------------------------


                                       OZARK GAS GATHERING, L.L.C.

                                           By:      /s/ Darrell Marshall
                                                    ----------------------------

                                           Name:    Darrell Marshall
                                                    ----------------------------

                                           Title:   Manager, Ozark Business Unit
                                                    ----------------------------

                                   EXHIBIT "A"

    This Exhibit "A" is for all purposes attached to and made a part of that certain Agreement dated October 1, 1999 by and between OGG and Energas, Corp. covering well(s) and/or dedicated acreage described below

-------------- --------------- --------------- ------------ -------------- -------------- ---------------- -------------------------
                                                                             CONTRACT          GROSS                 FEES
                                                                              MAXIMUM       REPRESENTED            $/MMBTU
                                                                             PRESSURE         WORKING
   STATION                         LEGAL                     DEDICATION       ("CMP")        INTEREST      SERVICE        FUEL
   NUMBER        WELL NAME      DESCRIPTION      COUNTY         TYPE          (PSIG)            (%)           FEE       DEDUCTION
-------------- --------------- --------------- ------------ -------------- -------------- ---------------- ---------- --------------
                 John Wells      28-09N-21E      Haskell      Wellbore          70            100.00          .18          4%
                    1-28
-------------- --------------- --------------- ------------ -------------- -------------- ---------------- ---------- --------------